STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (this “Agreement”) is made as of _______ 2019, between Northridge Corporation (the “Company”), and the undersigned investors (collectively, the “Subscriber”).

RECITALS

The Company desires to engage in a Registration A type public offering for the issuance and sale of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), in the aggregate number of 2,000,000 shares (the “Public Offering”) at $5.00 per share.

The proposed sale to the Subscriber is subject to the representations, warranties, covenants and conditions set forth herein (the “Offering Circular”).

Regulation A is an exemption from the registration requirements, allowing the Company to offer and sell its securities without having to register the offering with the Securities and Exchange Commission (SEC).

The Company as “issuer” only accepts payment for the sale of its securities once its offering statement is qualified by the staff at the SEC.

The Offering is made exclusive upon the information contained in the Offering Circular annexed to this Agreement.

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase of Common Stock

1.1Subject to the conditions hereof, the Company hereby agrees to issue and sell to Subscriber, and Subscriber hereby agrees to subscribe for and purchase from the Company, on the Closing Date (as defined in the Offering Circular), the number of shares of Common Stock set forth next to Subscriber’s name on the signature page below (the “Shares”) at a purchase price equal to the price per share to the public in the Public Offering (the “Purchase Price”).

1.2On the Closing Date, against payment by Subscriber of the Purchase Price by wire transfer of immediately available federal funds, the Company shall direct the named bank as stated in the Offering Circular as transfer agent and registrar of its Common Stock, to issue, register and deliver to the Subscriber the number of shares of Common Stock set forth next to the Subscriber’s name on the signature page below, in the form of stock certificates.

1.3 The Company hereby agrees that any shares of Common Stock to be purchased by the Subscriber under this Agreement shall constitute Regulation A exempt securities, as such term is defined in the Offering Circular.

2. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that:

2.1. The Shares, when issued hereunder and upon delivery of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of restrictions on transfer, liens, preemptive rights or other encumbrances of any kind, and applicable federal and state securities laws.

2.2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular.

2.3 The outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company conforms to the description in the Offering Circular; all outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

2.4 The shares offered by the Company are Class B, common stock, $0.01 par value, non-voting, which means the Subscriber has no vote on corporate matters, such as election of the board of directors or mergers.  The Class B stock carries equal weight with Class A common stock as to payment of dividend.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

By: Christopher Netelkos

     Secretary, Northridge Corporation

By ___________________________

Subscriber

Name:

Address:

Email address:

Amount of share purchase at $5.00 per share:

Names registered:

ID number:

Internal use only:

Indication of Interest number:

Dated Accepted:

Dated Funds received:

Dated funds collected:

Name in which certificate was issue:

Number of share issueds:

Date certificate issued by Transfer Agent:

Notes: